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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on From S-3 of our report dated January 23, 1997, except as to Note 9, which is as of March 25, 1997 appearing on page 17 of Storm Technology, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.



/s/ PRICE WATERHOUSE LLP
San Jose, California

January 30, 1998